EXHIBIT 32.3

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Subsection (a) and (b) of Section 1350 of Chapter 63 of Title 18 of the United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350 of Chapter 63 of Title 18 of the United States Code), the undersigned officer of Vornado Realty Trust, the sole general partner of Vornado Realty L.P. (the “Company”), hereby certifies, to such officer’s knowledge, that:

The Annual Report on Form 10-K/A (Amendment No. 1) for year ended December 31, 2016 (the “Report”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

April 12, 2017		/s/ Steven Roth
	Name:	Steven Roth
	Title:	Chairman of the Board and Chief Executive Officer of Vornado Realty Trust, sole General Partner of Vornado Realty L.P.